UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 30, 2026

BOOST RUN INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-43277	39-4824850
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Skokie Blvd., Ste. 725

Northbrook, IL 60062

(Address of principal executive offices)

(847) 489-3367

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 par value	BRUN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 30, 2026, Boost Run LLC (“Boost Run”), a wholly owned subsidiary of Boost Run Inc. (the “Company”), entered into a Service Agreement (together with the order form thereunder, the “Agreement”) with Cohere Inc (“Cohere”), pursuant to which Boost Run will provide Cohere with access to dedicated GPU cloud computing infrastructure and related services. The term for each rack of infrastructure delivered under the Agreement is approximately five years, commencing upon Cohere’s acceptance of that rack. Acceptance of the initial infrastructure is currently expected to begin in the second quarter of 2027. Subject to the satisfaction of delivery and acceptance requirements and any termination described below, Cohere has committed to pay Boost Run approximately $525.6 million over the term of the Agreement, a portion of which is payable as a prepayment.

The Agreement will remain in place until the expiration or earlier termination of all orders thereunder and does not automatically renew. Either party may terminate the Agreement for cause and Cohere may also terminate in certain other circumstances specified in the Agreement. In addition, if a specified minimum amount of infrastructure has not been accepted by July 15, 2027, Cohere may terminate the Agreement and receive a refund of all amounts prepaid, and if such minimum amount has been accepted, Cohere may terminate the order with respect to any infrastructure not accepted by that date and receive a refund of the related prepaid amounts. The Company has guaranteed Boost Run’s obligation to pay any refund of prepaid amounts under the Agreement, up to the amount of the prepayment received by Boost Run and not applied against fees. The Agreement contains customary provisions regarding representations and warranties, indemnification, and limitations on liabilities.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained herein are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” or the negative of these terms, or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the anticipated timing of the delivery of infrastructure and commencement of services under the Agreement, future payments expected to be received under the Agreement, the benefits of the Agreement, and the Company’s business, results of operations, and financial position. These statements are based on various assumptions, whether or not identified herein, and on the current expectations of the Company’s management and are not predictions of actual performance. There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans, or forecasts of future events and views as of the date hereof. The Company anticipates that subsequent events and developments will cause its assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*†	Service Agreement, dated September 30, 2026, by and among Boost Run LLC, Cohere Inc. and, solely for purposes of Section 20 thereof, Boost Run Inc.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

*	Portions of the exhibit have been omitted from this filing (indicated by “[*]”) pursuant to Item 601(b)(10) of Regulation S-K, which portions will be furnished to the Securities and Exchange Commission (the “SEC”) upon request.
†	Schedules (or similar attachments) have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule will be furnished to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2026

BOOST RUN INC.

By:	/s/ Erik Guckel
Name:	Erik Guckel
Title:	Chief Financial Officer